EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2023-C21 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Centene Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Centene Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Centene Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Centene Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Centene Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Centene Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Art Ovation Hotel Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Art Ovation Hotel Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Art Ovation Hotel Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Art Ovation Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Art Ovation Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Triple Net Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Triple Net Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Triple Net Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Triple Net Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Triple Net Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 500 Delaware Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the 500 Delaware Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 500 Delaware Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 500 Delaware Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 500 Delaware Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the TOTAL Plaza Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the TOTAL Plaza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the TOTAL Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the TOTAL Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the TOTAL Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Great Lakes Crossing Outlets Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Great Lakes Crossing Outlets Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Great Lakes Crossing Outlets Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Great Lakes Crossing Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Great Lakes Crossing Outlets Mortgage Loan, KeyBank National Association, as Primary Servicer for the Healthcare Trust MOB Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Healthcare Trust MOB Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Healthcare Trust MOB Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Healthcare Trust MOB Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Healthcare Trust MOB Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Soho Beach House Miami Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Soho Beach House Miami Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Soho Beach House Miami Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Soho Beach House Miami Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho Beach House Miami Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Novolex Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Novolex Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Novolex Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Novolex Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Novolex Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Back Bay Office Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Back Bay Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Back Bay Office Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Back Bay Office Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Seagate Campus Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Seagate Campus Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Seagate Campus Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Seagate Campus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Seagate Campus Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One & Two Commerce Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the One & Two Commerce Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One & Two Commerce Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One & Two Commerce Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One & Two Commerce Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One & Two Commerce Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 11 West 42nd Street Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 11 West 42nd Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 11 West 42nd Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 11 West 42nd Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the RTL Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the RTL Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the RTL Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the RTL Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Fashion Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Fashion Valley Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Fashion Valley Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the CX – 250 Water Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the CX – 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the CX – 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the CX – 250 Water Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the CX – 250 Water Street Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the CX – 250 Water Street Mortgage Loan.

Dated: March 18, 2024

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)